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                                                                    Exhibit 4.87

   FIRST AMENDMENT TO PROCUREMENT AND INSTALLATION AGREEMENT OF MSOAN DIVRE I SUMATERA PACKAGE I NO. K.TEL.414/HK.820/ITS-00/2006 DATED 28 DECEMBER 2006

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The Parties:           1.   TELKOM; and

                       2.   PT Dharmala Kumala Utama ("DKU").

Preceding Agreement:   Main Agreement No. K.TEL 001/HK.810/TCC-00/2006 dated 12
                       January 2006.

Scope of agreement:    DKU agrees to procure and install the MSOAN Divre I
                       Sumatera Package I.

Deadline for
Work Completion:       Not later than 22 November 2006.

Performance Bond:      In 14 days since 28 December 2006, DKU must submit bank
                       guarantee or Surety Bond issued by Insurance Company chosen by TELKOM.
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